Exhibit 10.1
HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED RESTRICTED UNIT AGREEMENT
This Agreement was made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you and is amended and restated as of April 29, 2014 to be effective as of February 28, 2014 to clarify the continued “double-trigger” vesting of the Award in connection with a Special Involuntary Termination.
WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and Holly Energy Partners, L.P. (the “Partnership”) and to materially contribute to the success of the Company and the Partnership, previously granted you this restricted unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Compensation Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and was and is deemed a part of this restricted unit agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you previously accepted the restricted unit award made pursuant to this Agreement and desire to enter into this amendment and restatement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.Grant. Subject to the conditions set forth below, the Company previously granted to you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan.
2.    Restricted Units. The Company shall obtain the Units subject to this Agreement and cause such Units to be held for you in book entry form by the Partnership’s transfer agent with a notation that the Units are subject to restrictions. You hereby agree that the Restricted Units shall be held subject to restrictions as provided in the Agreement until the restrictions on such Restricted Units expire or the Restricted Units are forfeited as provided in Section 4 of this Agreement. You hereby agree that if part or all of the Restricted Units are forfeited pursuant to this Agreement, the Company shall have the right to direct the Partnership’s transfer agent to cancel such forfeited

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Restricted Units or, at the Company’s election, transfer such Restricted Units to the Company or to any designee of the Company.
3.    Ownership of Restricted Units. Effective from the Date of Grant, you are a unitholder with respect to all of the Restricted Units granted to you pursuant to Section 1 and have all of the rights of a unitholder with respect to all such Restricted Units, including the right to receive all distributions paid with respect to such Restricted Units and any right to vote with respect to such Restricted Units; provided, however, that such Restricted Units shall be subject to the restrictions hereinafter described, including, without limitation, those described in Section 5.
4.    Forfeiture and Expiration of Restrictions.
(a)    Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Units granted pursuant to this Agreement and described in Section 5 will expire and the Restricted Units will become transferable, except to the extent provided in Section 9 of this Agreement and nonforfeitable as set forth in the Notice of Grant and in this Section 4, provided that you remain in the employ of, or a service provider to, the Company or its subsidiaries until the applicable dates and times set forth therein. Restricted Units that become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested Units.”
(b)    Termination Generally. Subject to subsections (c), (d) and (e), if your employment and service relationship with the Company or its subsidiaries is terminated for any reason, then those Restricted Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Units shall be forfeited. The Restricted Units for which the restrictions have lapsed as of the date of such termination shall not be forfeited.
(c)    Termination Due to Death, Disability or Retirement. In the event of your (i) death, (ii) total and permanent disability, as determined by the Committee in its sole discretion, or (iii) retirement from any service relationship with the Company and its subsidiaries after attaining the normal retirement age of 62 or retirement after attaining an earlier retirement age approved by the Committee, in its sole discretion, before lapse of all restrictions pursuant to Section 4(a) above before all of the Restricted Units have become Vested Units, you will forfeit a number of Restricted Units equal to the number of Restricted Units specified in Notice of Grant times the percentage that the period of full months beginning on the first day of the calendar month following the date of death, disability or retirement, as applicable, and ending on December 31 of the second calendar year following the calendar year of the Date of Grant, bears to thirty-six (36) and any remaining Restricted Units that are not vested will become Vested Units; provided, however, that any fractional Units will become null and void and automatically forfeited. In its sole discretion, the Committee may decide to vest all of the Restricted Units in-lieu of the prorated number of Restricted Units as provided in this Section 4(c). Unless the Committee determines otherwise, in its sole discretion, neither you nor your beneficiary or estate will have any right to any Restricted Units that remain subject to restrictions, and those Restricted Units will be forfeited.
(d)    Special Involuntary Termination. In the event of a Special Involuntary Termination before lapse of all restrictions pursuant to Section 4(a) above, all restrictions described

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in Section 5 shall lapse and the Restricted Units will become Vested Units and the Company shall deliver the Vested Units to you as soon as practicable thereafter.
5.    Limitations on Transfer. You agree that you shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Units hereby acquired prior to the expiration of the relevant restrictions imposed by this Section 5 which expiration shall be determined pursuant to Section 4 of this Agreement. Any attempted disposition of the Restricted Units in violation of the preceding sentence shall be null and void, and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder thereof. Notwithstanding the foregoing, part or all of the Restricted Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, such Restricted Units shall continue to be held pursuant to Section 2 of this Agreement, and the transferee under the domestic relations order shall agree that the Restricted Units so transferred shall continue to be subject to the terms of this Agreement, including forfeiture and pro rata forfeiture in accordance with Sections 4 of this Agreement.
6.    Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Restricted Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction, subject to the limitations on such transfer described in Section 5.
7.    Adjustment of Restricted Units. The number of Restricted Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
8.    Delivery of Vested Units. No Vested Units shall be delivered pursuant to this Agreement until the approval of any governmental authority required in connection with this Agreement, or the issuance of Vested Units hereunder, has been received by the Company.

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9.    Securities Act. The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any Vested Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.
10.    Federal and State Taxes. You may incur certain liabilities for Federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. If you make the election permitted by section 83(b) of the Internal Revenue Code, the taxes shall be due and payable for the year in which this Agreement is executed. If you do not make such election, the taxes shall be payable for the year in which the restrictions lapse pursuant to Section 4. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, if any, you shall either pay to the Company, in cash or by certified or cashier’s check, an amount equal to the taxes required to be paid on such transaction, or you shall authorize the Company to withhold from monies owing by the Company to you an amount equal to the amount of federal, state or local taxes required to be withheld. Your authorization to the Company to withhold taxes pursuant to this Section 10 shall be in form and content acceptable to the Committee. An authorization to withhold taxes pursuant to this provision shall be irrevocable unless and until your tax liability has been fully paid. In the event that you fail to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the Restricted Units granted to you under this Agreement, the Company shall have the right to purchase at current market price as determined by the Committee and/or to sell to one or more third parties in either market or private transactions sufficient Vested Units to provide the funds needed for the Company to make the required tax payment or payments.
11.    Definitions; Copy of Plan. To the extent not specifically provided herein, all terms used in this Agreement shall have the same meanings ascribed to them in the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
12.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
13.    No Right to Continued Service Relationship. This Agreement shall not be construed to confer upon you any right to continue as an employee or officer of or service provider to the Company and shall not limit the right of the Company, in its sole discretion, to terminate your service at any time.

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14.    Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
15.    Amendments. This Agreement may be amended only by a written agreement executed by the Company and you. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.
16.    No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, HFC and the members of the Committee, the Board and the HFC Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
17.    No Guarantee of Interests. The Board, the HFC Board, the General Partner, the Partnership, HFC and the Company do not guarantee the Units from loss or depreciation.
18.    Defined Terms.
(a)    “Adverse Change” shall mean the occurrence of any of the following on or after the 60th day preceding a Change in Control (i) a change in the city in which you are required to work regularly, (ii) a substantial increase in travel requirements of your employment, (iii) a substantial reduction in duties of the type previously performed by you, or (iv) a significant reduction in your compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to executives of the Company or its successor.
(b)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the Exchange Act.
(c)    “Beneficial Owner” shall have the meaning provided in Rule 13d-3 under the Exchange Act.
(d)    “Cause” shall mean (i) an act or acts of dishonesty on your part constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company; (ii) gross or willful and wanton negligence in the performance of the material and substantial duties of your employment or service relationship with the Company or its subsidiaries; or (iii) conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.
(e)    “Change in Control” shall mean:
(i)    Any Person, other than HFC or any of its wholly-owned subsidiaries, HEP Logistics Holdings, L.P. (the “General Partner”), the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of HFC, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by the holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership

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in HFC, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of HFC, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the General Partner, the Partnership, the Company or their Affiliates) representing more than forty percent (40%) of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 18(e)(iii)(1) below.
(ii)    The individuals who as of the Date of Grant constitute the HFC and any New Director cease for any reason to constitute a majority of the HFC Board.
(iii)    There is consummated a merger or consolidation of HFC, the Company, the General Partner or the Partnership with any other entity, except if:
A.    the merger or consolidation results in the voting securities of HFC, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
B.    the merger or consolidation is effected to implement a recapitalization of HFC, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of HFC, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by HFC, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than forty percent (40%) of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.
(iv)    The holders of the voting securities of HFC, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of HFC, the Company, the General Partner or the Partnership, as applicable, or an agreement for the sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, other than a sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s, or the Partnership’s assets, as applicable, to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which is owned by the direct or indirect holders of the voting securities of HFC, the Company, the General Partner or the Partnership,

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as applicable, in substantially the same proportions as their ownership of HFC, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(f)    “HFC” means HollyFrontier Corporation.
(g)    “HFC Board” means the board of directors of HFC.
(h)    “New Director” shall mean an individual whose election by the HFC Board, or nomination for election by holders of the voting securities of HFC, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of HFC.
(i)    “Person” shall have the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.
(j)    “Special Involuntary Termination” shall mean the occurrence of (1) or (2) below within sixty (60) days prior to, or at any time after, a Change in Control, where (1) is termination of your service relationship with the Partnership, the Company and their subsidiaries by the Company for any reason other than Cause and (2) is a resignation by you from your service relationship with the Partnership, the Company and their subsidiaries within ninety (90) days after an Adverse Change in the terms of your service relationship.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its officer thereunto duly authorized.

HOLLY LOGISTIC SERVICES, L.L.C.

Bruce R. Shaw, President

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